Exhibit 99.1

BIODEL REPORTS THIRD QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, August 12th, at 5:00 p.m. EDT

DANBURY, Conn., August 12, 2013 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third fiscal quarter ended June 30, 2013.

Portfolio highlights since last fiscal quarter:

•	Completed dosing and all scheduled follow-up visits for patients in the Phase 2 clinical trial of BIOD-123, the company’s lead candidate for an ultra-rapid-acting insulin formulated with recombinant human insulin (RHI); top-line data expected in the third calendar quarter of 2013.
•	Acquired worldwide exclusive rights to a proprietary auto-reconstitution technology for use with glucagon, enabling the development of a customized device for the rescue treatment of severe hypoglycemia; lead candidate formulation selected and an NDA submission is anticipated in 2015.
•	Raised $19.3 million in net proceeds from a public offering and related underwriters’ over-allotment option.
•	Added to the Russell Microcap Index.
•	Presented Phase 1 clinical data for ultra-rapid-acting insulin lispro-based formulations and preclinical data for concentrated ultra-rapid-acting RHI-based formulations at the American Diabetes Association (ADA) 73rd Scientific Sessions.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “In addition to completing the treatment segment of our Phase 2 clinical trial of BIOD-123, in this past quarter we acquired a proprietary delivery technology for glucagon and presented promising data at ADA from both our ultra-rapid-acting insulin analog and concentrated insulin formulation programs. I am gratified by our progress in building a company with a broad portfolio of novel therapeutics to treat diabetes, each serving a distinct unmet need. We are thankful for the endorsement of both new and existing investors in our recent successful financing and look forward to reporting top-line data from the BIOD-123 Phase 2 trial this quarter.”

Exhibit 99.1

Third Quarter Financial Results

Biodel reported a net loss for the three months ended June 30, 2013 of $9.6 million, or $0.66 per share of common stock, compared to a net loss of $6.1 million, or $0.52 per share of common stock, for the same period in the prior year.

Research and development expenses were $3.6 million for the three months ended June 30, 2013, compared to $3.0 million for the same period in the prior year. The increase in research and development expenses was primarily attributable to expenses associated with our ongoing Phase 2 clinical trial of BIOD-123.

General and administrative expenses were $1.7 million for the three months ended June 30, 2013, compared to $1.8 million for the same period in the prior year.

Expenses for the three months ended June 30, 2013 and 2012 included costs of $0.3 million each in stock-based compensation expense related to options and restricted stock units granted to employees and our non-employee directors.

Biodel did not recognize any revenue during the three months ended June 30, 2013 or 2012.

At June 30, 2013, Biodel had cash and cash equivalents of $42.4 million and 18.9 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on August 12, 2013 beginning at 5:00 p.m. Eastern Daylight Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 24718917.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to successfully complete a Phase 2 clinical trial of a proprietary insulin formulation in a timely manner, and the outcome of that trial; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a

Exhibit 99.1

proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended March 31, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2012	June 30, 2013
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,050	$42,382
Restricted cash	60	60
Taxes receivable	34	18
Grant receivable	88	25
Other receivables	9	—
Prepaid and other assets	295	688

Total current assets	39,536	43,173
Property and equipment, net	1,552	1,157
Intellectual property, net	46	44

Total assets	$41,134	$44,374

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$285	$240
Accrued expenses:
Clinical trial expenses	488	199
Payroll and related	1,248	1,064
Accounting and legal fees	244	263
Severance	141	286
Other	273	432
Income taxes payable	101	75

Total current liabilities	2,780	2,559

Common stock warrant liability	7,338	9,657
Other long term liabilities	—	57

Total liabilities	10,118	12,273
Commitments
Stockholders' equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 5,419,551 and 5,242,587 issued and outstanding	54	52
Common stock, $.01 par value; 62,500,000 shares authorized; 14,174,545 and 18,902,691 issued and outstanding	142	189
Additional paid-in capital	226,913	246,473
Deficit accumulated during the development stage	(196,093)	(214,613)

Total stockholders' equity	31,016	32,101

Total liabilities and stockholders' equity	$41,134	$44,374

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		December 3, 2003 (inception) to June 30,
	2012	2013	2012	2013	2013
Revenue	$—	$—	$—	$—	$—

Operating expenses:
Research and development	2,956	3,568	7,952	11,346	154,046
Government grant	—	(25)	—	(249)	(337)
General and administrative	1,776	1,674	5,626	5,140	68,902

Total operating expenses	4,732	5,217	13,578	16,237	222,611
Other (income) and expense:
Interest and other income	(15)	(11)	(56)	(39)	(5,685)
Interest expense	—	—	—	—	78
Adjustment to fair value of common stock warrant liability	1,355	4,431	1,354	2,319	(7,528)
Loss on settlement of debt	—	—	—	—	627

Loss before tax provision (benefit)	(6,072)	(9,637)	(14,876)	(18,517)	(210,103)
Tax provision (benefit)	(21)	(6)	(8)	3	(550)

Net loss	(6,051)	(9,631)	(14,868)	(18,520)	(209,553)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(6,051)	$(9,631)	$(14,868)	$(18,520)	$(214,613)

Net loss per share — basic and diluted	$(0.52)	$(0.66)	$(1.44)	$(1.29)

Weighted average shares outstanding — basic and diluted	11,600,003	14,573,110	10,320,558	14,311,875

BIOD-G

CONTACT: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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